Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.


         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                    Shares to be
                                                                     Offered for
                                                                         the
                                                                       Selling
                           Selling Stockholders                      Stockholder
                          ---------------------                      -----------

 Moti Jiandani and Soni Jiandani, Trustees of the Moti and Soni
 2001 Silverleaf Charitable Remainder Unitrust                          60,000

 Kishin G. Jiandani, Anjali Dujari and Sangeeta Anand, as Co-Trustees
 Of the Farid Moti Jiandani Trust UTA dated November 15, 1999            3,224

 Kishin G. Jiandani, Anjali Dujari and Sangeeta Anand, as Co-Trustees
 Of the Kabir Moti Jiandani Trust  UTA dated November 15, 1999           3,224